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                                                                    Exhibit 3.50

                              CERTIFICATE OF TRUST

                                       OF

                             TEXAS INDUSTRIES TRUST

          (Pursuant to Section 3810 of the Delaware Business Trust Act)

To the Secretary of State
State of Delaware:

          It is hereby certified that:

          1. The name of the business trust is Texas Industries Trust (the "Trust").

          2. The address of the registered office of the trust in the State of Delaware is Attention: Corporate Trust Department, 900 Market Street, New Castle County, Wilmington, Delaware 19801, and the name of the registered agent for service of process on the Trust is Delaware Trust Capital Management, a Delaware banking corporation.

          3. Delaware Trust Capital Management, a Delaware banking corporation, whose business address is Attention: Corporate Trust Department, 900 Market Street, New Castle County, Wilmington, Delaware, 19801, is a statutory trustee of the Trust.

          4. This Certificate of Trust shall be effective upon filing.

Executed on May 28, 1996.

                                       TRUSTEES:


                                       /s/ James R. McCraw
                                       -----------------------------------------
                                       James R. McCraw, Managing Trustee

                                       Address: 1341 Mockingbird Lane, 7th Floor
                                                Dallas, Texas 75247

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 05/29/1996
   960154790 - 2628236

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                                       /s/ Richard M. Fowler
                                       -----------------------------------------
                                       Richard M. Fowler, Managing Trustee

                                       Address: 1341 Mockingbird Lane, 7th Floor
                                                Dallas, Texas 75247


                                       /s/ Robert C. Moore
                                       -----------------------------------------
                                       Robert C. Moore, Managing Trustee

                                       Address: 1341 Mockingbird Lane, 7th Floor
                                                Dallas, Texas 75247


                                       DELAWARE TRUST CAPITAL
                                       MANAGEMENT, not in its individual
                                       capacity but solely as Statutory Trustee


                                       /s/ Illegible
                                       -----------------------------------------
                                       Title: VICE PRESIDENT

                                       Address: Attention: Corporate Trust
                                                Department
                                                900 Market Street
                                                Wilmington, Delaware 19801

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